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                                  Exhibit 10.8

                           EXCLUSIVE LICENSE AGREEMENT

         This Exclusive License Agreement ("Agreement") is entered into as of the 30th day of April, 1999 (the "Effective Date"), by and among OxyNet, Inc., an Ohio corporation ("OxyNet"), NetMed, Inc., an Ohio corporation ("NetMed"), and MG Generon, Inc., a Delaware corporation ("Generon"). RECITALS

         OxyNet is a majority-owned subsidiary of, and controlled by, NetMed. OxyNet and NetMed represent that OxyNet owns and/or has exclusively licensed certain technology, including patent rights, trade secrets, know-how, confidential information and other intellectual property relating to the removal or separation of oxygen from air and other gases. OxyNet desires to grant and Generon desires to obtain and receive an exclusive right and license to develop, make, use, sell, offer for sale, import, lease and otherwise dispose of products and provide services incorporating or employing such technology and otherwise commercially exploiting such technology.

         Therefore, in consideration of the foregoing and the mutual terms set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         1. DEFINITIONS
            -----------

            1.1 "Ambient Air" means a gas having a composition consisting approximately of twenty-one percent (21%) oxygen, seventy-nine percent (79%) nitrogen and traces of other gases at one (1) atmosphere of pressure.

            1.2 "CeramPhysics License" means that certain License Agreement dated February 28, 1997 between OxyNet and CeramPhysics, Inc., as amended by an Amendment To License Agreement dated March 31, 1998,


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            1.3 "Confidential Information" means all knowledge and information, whether written or unwritten, of or pertaining to this Agreement and the transactions and Project contemplated hereby, the Technology, OxyNet, NetMed or Generon, and any and all trade secrets, know-how, methodologies, formulae, plans, inventions, drawings, discoveries, concepts and ideas, whether or not patentable or copyrightable, of or relating to any of the foregoing; the nature and results of any research and/or development activities, including products, applications, methods and services relating to, used or useful in connection with any of the foregoing or the commercial exploitation thereof, methods, techniques and strategies used or useful in manufacturing, developing and/or marketing products or services; non-public information; and existing or prospective customer lists and requirements, customer data, pricing matters and marketing techniques.

            1.4 "Continuation" means, with respect to patents and patent applications, a refiling of a specification filed in a prior patent application for which priority is claimed, in whole or in part, with or without the presence of new matter or of matter or claims divided from the prior patent application, and without regard to whether or not a patent has matured from the prior patent application.

            1.5 "Deoxification Applications" means (a) use of the Technology to remove oxygen from inert gases where the intended and primary product is the purer inert gas, including use of the Technology alone or in conjunction with Generon's membrane or other technology for these purposes; (b) use of the Technology in connection with Generon's on-site membrane gas generation systems, including the use of purifying the "oxygen waste air stream"; and (c) so long as the primary purpose of the use of the Technology is for removing oxygen from a gas which is being purified, use of the Technology to purify the oxygen waste stream, provided, however, that



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Generon may only use the technology in conjunction with its on-site membrane systems for this purpose.

            1.6 "Gross Selling Price" or "List Selling Price" mean in either case the cash consideration received by Generon in respect of the sale, lease or other disposition of Units.

            1.7 "Licensed Methods" means methods relating to the removal, separation and/or generation of oxygen from air and/or other gases (including Ambient Air) which, in the absence of this Agreement, would infringe at least one claim of the Licensed Patents or use the Licensed Technology.

            1.8 "Licensed Patents" means U.S. Patent No. 5,205,990 issued on April 27, 1993 and licensed exclusively to OxyNet, entitled "Oxygen Generator Having Honeycomb Structure" and any patents which may issue from such applications and any Continuations of any of the foregoing, all patents issued, reissued, reexamined, renewed and extended from any of the foregoing, and all counterparts (i.e., corresponding foreign applications and patents) and equivalents (i.e., statutorily protected or designated with the status of an invention, characterized as other than a patent application or patent) of any of the foregoing filed, licensed or issued in any country of the world, which are or were filed, licensed, owned (legally or beneficially, in whole or in part) or acquired at any time during the Term of this Agreement by OxyNet or NetMed relating to the removal, separation and/or generation of oxygen from air and/or other gases (including Ambient Air). Any Licensed Patents additional to those specified by patent number or serial number above will be added to Schedule A attached to and incorporated herein. 1.9 "Licensed Products" means any system or apparatus which, in the absence of this Agreement, would infringe at least one claim of the Licensed Patents or use the Licensed Technology.


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            1.10 "Licensed Technology" means OxyNet's and/or NetMed's technology
(including the Licensed Patents, patents, patent applications, reissues and Continuations, know-how, Confidential Information, trade secrets, manufacturing methods, drawings, laboratory notes and other information however embodied or expressed (and whether oral, in writing or stored on machine-readable media such as magnetic tapes, compact discs or other means)) relating to, used or useful in the removal, separation and/or generation of oxygen from air and/or other gases (including Ambient Air).

            1.11 "Licensed Territory" means any and all countries of the world.

            1.12 "Unit or Units" means that portion of a Licensed Product which contains only the ceramic membrane and associated controls and does not include any other gas separation or generation equipment or other product.

         2. GRANT
            -----

            2.1 EXCLUSIVE LICENSE. OxyNet hereby grants to Generon an exclusive (including as to OxyNet and NetMed) license under the Licensed Patents and Licensed Technology to develop, make, have made, market, use, sell, offer for sale, lease, import, distribute and otherwise dispose of Licensed Products and to practice Licensed Methods in the Licensed Territory in Deoxification Applications. The foregoing grant shall automatically include any activity which is designated by law as patent infringement in any country in which a Licensed Patent is in force.

                  2.2 SUBLICENSE. Generon's exclusive license granted herein includes the right to sublicense the Licensed Patents and Licensed Technology. Without limiting the generality of the foregoing, Generon shall have the right to license or sublicense the right to practice the Licensed Methods to end users of Licensed Products.


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            2.3 EXCLUSIVITY. The licenses granted herein shall be exclusive, even as to OxyNet and NetMed in all countries of the world.

         3. ROYALTY
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            3.1 PAYMENTS. Generon shall pay to OxyNet a royalty of [*] of the
Gross Selling Price or the List Selling Price, which ever amount is greater, in respect of each Unit. Generon will develop and provide List Selling Prices to OxyNet when the Units become available for sale. The List Selling Prices will be at a minimum [*] above the variable manufacturing cost (materials and labor) of the Units. Generon will have the right to adjust the List Selling Prices on an annual basis as it sees fit and submit the revised List Selling Prices to OxyNet. Royalties shall be due and payable forty-five (45) days after the date of shipment of the Unit to the end user.

         4. ACCOUNTING RECORDS, PAYMENT
            ---------------------------

            4.1 ACCOUNTING AND RECORDS. Generon shall keep accurate records of the revenue and sales price of all Units sold, leased or disposed of by or for Generon. OxyNet shall have the right to have Generon's records bearing on its activities under this Agreement audited by a mutually acceptable firm of independent accountants provided that such firm shall have theretofore executed and delivered to Generon a confidentiality and non-disclosure agreement in form and scope reasonably satisfactory to Generon.

* Portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission

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         5. PATENT MARKETING
            ----------------

                  Generon shall mark or label the Licensed Products with the patent numbers of any of the Licensed Patents issued before Generon installs, sells, leases, or disposes of any of the Licensed Products to a third party after the Effective Date of this Agreement.

         6. WARRANTIES DISCLAIMERS AND INDEMNIFICATION
            ------------------------------------------

            6.1 REPRESENTATIONS AND WARRANTIES. OxyNet and NetMed, jointly and severally, represent and warrant to Generon, as of the Effective Date, that:

            6.1.1 OxyNet is sole and exclusive owner or licensee of the identified Licensed Patents and Licensed Technology has the power to enter into this Agreement and to grant the licenses granted herein to Generon, and no consent of any other person or entity is required therefor;

            6.1.2 Neither OxyNet nor NetMed is aware of any information which is material to the patentability or validity of a Licensed Patent which has not been brought to the attention of the official patent office of each country in which a Licensed Patent has been examined or re-examined;

            6.1.3 Neither OxyNet nor NetMed is engaged in any (and knows of no pending or threatened) claims, actions, suits, or proceedings relating to the Licensed Patents. OxyNet and NetMed will give immediate written notice to Generon of any such event which becomes known to it during the term of this Agreement;

            6.1.4 Neither OxyNet nor NetMed is a party to any existing agreement with any other party that conflicts with this Agreement or the licenses granted herein to Generon; and


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             6.1.5 Neither OxyNet nor NetMed has any knowledge or reason to believe that the Licensed Products or Licensed Methods infringe any patent or rights or make use of any trade secrets of any third party.

         6.2 RESERVATION TO MODIFY. This Agreement shall not constitute an acknowledgment, agreement or acquiescence by Generon that any Licensed Patent or portion thereof is valid or infringed. Generon reserves the right at any time to modify its technology with respect to the removal, separation and/or generation of oxygen from air and/or other gases (including Ambient Air) or any other matter. Without limiting the generality of the foregoing, Generon shall be free to manufacture, have manufactured, market, use, lease, sell, import, distribute and otherwise dispose of devices which perform the same function as the Licensed Products or Units without any duty on its part to prefer the Licensed Products or Units in any way or to maximize royalties hereunder, provided that such devices do not in any way incorporate, use or practice the Licensed Technology, except to the extent expressly permitted hereunder.

         7. OXYNET OBLIGATION TO PROSECUTE AND MAINTAIN
            -------------------------------------------

            Subject to the provisions of the CeramPhysics License, OxyNet shall be obligated to continue to prosecute and maintain the Licensed Patents. OxyNet shall keep Generon timely informed as to the prosecution and maintenance of the Licensed Patents. If at any time Generon determines that OxyNet is not performing its obligation to prosecute or maintain. the Licensed Patents under this Section 7, Generon has the right to assume control of (and OxyNet agrees to assist Generon with) such patent prosecution or maintenance. If Generon should elect to take over the prosecution or maintenance of the Licensed Patents under this Section 7, Generon shall be permitted (and OxyNet hereby consents to allow Generon) to deduct all such reasonable expenses from allocations, dividends, distributions, or payments due or payable from Generon.


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         8. LITIGATION
            ----------

            8.1 INFRINGEMENT BY THIRD PARTIES. In the event of third party infringement of a Licensed Patent, Generon shall have the first right and discretion to take actions (including filing a lawsuit) for the abatement of such infringement. OxyNet agrees to cooperate and reasonably assist with Generon's efforts to abate any infringement, including consenting to joinder as a plaintiff. In any such litigation, Generon shall control all aspects of the action and shall have the right to settle such litigation by granting a non-exclusive license under the Licensed Patents. Any award, settlement, license fees or recovery shall be retained by Generon.

         9. OXYNET IMPROVEMENTS
            -------------------

            From time to time OxyNet may make modifications, enhancements, or improvements to the Licensed Products or Licensed Methods ("OxyNet Improvements"). OxyNet will grant and hereby grants to Generon a royalty free license to Generon to use, sale, lease, sublicense or otherwise practice such OxyNet Improvements, including Confidential Information, now existing or developed during the term of this Agreement and to include such OxyNet Improvements as part of such Licensed Technology under the terms of this Agreement.

         10. TERM AND TERMINATION
             --------------------

             10.1 The term of this Agreement shall commence on the Effective Date hereof, and shall continue in effect for so long as any claim in any of the Licensed Patents is valid and subsisting, unless terminated earlier as provided below.

             10.2 This Agreement may be terminated by mutual, written agreement of the parties.

             10.3 This Agreement may be terminated if a party to this Agreement commits a material breach of any material provision herein. upon written notice to the defaulting party and


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such default is not cured within ninety (90) days of such notice, provided, however, that if such default is of a kind which cannot reasonably be cured within ninety (90) days, such period shall be extended for up to an additional ninety (90) days so long as the defaulting party is diligently and in good faith pursuing the cure thereof.

         11. EFFECT OF TERMINATION AND EXPIRATION
             ------------------------------------

             11.1 EFFECT OF TERMINATION. The license granted herein to Generon may terminate upon early termination of this Agreement due to a Generon material breach as set forth in Section 10, except that Generon shall have the right thereafter to sell or lease its inventory of Licensed Products remaining on the date of the termination.

             11.2 SURVIVAL. Sections 6, 7, 8, 12 and 13 shall survive expiration or termination of this Agreement.

         12. DISPUTES
             --------

             12.1 In the event of any controversy or claim arising out of or relating to this Agreement, a party shall provide written notice of the controversy or claim to the other party, and the parties shall attempt to resolve such controversy or claim informally. If the parties are unable to resolve a claim informally for a period of sixty (60) days after written notice, the parties shall be free to pursue arbitration as provided hereinafter.

             12.2.1 All claims and controversies, whether based in contract, tort or otherwise, arising out of or relating to this Agreement or the scope, breach, termination or validity of this Agreement and including any claim or dispute concerning a party's right to indemnification (a "Claim"), shall be submitted to binding arbitration in accordance with the following provisions. Arbitration shall be the sole and exclusive remedy of the Parties in connection with any Claims hereunder.


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             12.2.2 The Party desiring to initiate arbitration in connection with any Claim shall send, via certified mail, written notice of demand of arbitration to the other Party and the name of the arbitrator appointed by the Party demanding arbitration together with a statement of the matter in controversy.

             12.2.3 Within fifteen (15) days after receipt of such demand, the receiving Party shall name its arbitrator. If the receiving Party fails or refuses to name its arbitrator within such 15-day period, the second arbitrator shall be appointed, upon request of the Party demanding arbitration, by a court of competent jurisdiction in the Commonwealth of Pennsylvania or such other Person designated by such Court. The two arbitrators so selected shall within fifteen (15) days after their designation select a third arbitrator; provided, however, that if the two arbitrators are not able to agree on a third arbitrator within such fifteen (15) day period, either Party may request a court of competent jurisdiction in the Commonwealth of Pennsylvania or such other Person designated by such court to select the third arbitrator as soon as possible. In the event the court declines to appoint an arbitrator, appointment shall be made, upon application of either Party, pursuant to the Commercial Arbitration Rules of the American Arbitration Association. If any arbitrator refuses or fails to fulfill his or her duties hereunder, such arbitrator shall be replaced by the Party which selected such arbitrator (or if such arbitrator was selected by another Person, through the procedure which such arbitrator was selected) pursuant to the foregoing provisions.

             12.2.4 The arbitrators selected by the Parties are not required to be neutral, but the third arbitrator shall be neutral and shall be a retired judge who has served either as a trial court judge in a state or federal district court, or as a state or federal appellate court judge.


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             12.2.5 The Parties hereto hereby request and consent to the three
(3) arbitrators conducting a hearing in Pittsburgh, Pennsylvania no later than sixty (60) days following their selection or thirty (30) days after all prehearing discovery has been completed, whichever is later, at which the Parties shall present such evidence and witnesses as they may choose, with or without counsel.

             12.2.6 Except as modified by this Agreement, arbitration shall be conducted in accordance with the Commercial Arbitration Rules and procedures of the American Arbitration Association.

             12.2.7 Adherence by the arbitrators to formal rules of evidence shall not be required. The arbitrators shall consider any evidence and testimony that they determine to be relevant.

             12.2.8 The Parties hereto hereby request that the arbitrators render their decision within thirty (30) calendar days following conclusion of the hearing.

             12.2.9 Any decision by a majority of the arbitration panel shall be final, binding and non-appealable. Any such decision maybe filed in any court of competent jurisdiction and may be enforced by any Party as a final judgment in such court.

             12.2.10 The statute of limitations and any equitable period of laches shall be tolled from and after the date a Party gives the other Party written notice of a Claim as provided in this Section 12.2 above until such time as the Claim has been resolved pursuant to this Section 12.2, or an arbitration decision has been entered pursuant to Section 12.2.9.

             12.2.11 Either Party may apply to the arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any


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interim or provisional relief that is necessary to protect the rights or property of the Party, pending the establishment of the arbitral tribunal or pending the arbitral tribunal's determination of the merits of the controversy.

         13. NOTICES
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             Any notice or report made by either party shall be considered proper and effective if mailed by certified mail addressed as shown below, or delivered in person and in writing. Generon and OxyNet agree to notify all other parties of any changes.

                  If to Generon, as follows:

                  MG Generon, Inc.
                  5 Great Valley Parkway
                  Malvern, Pennsylvania  19033-0739
                  Attention:  President
                  Facsimile: (610) 695-7766

                  With a copy to:

                  Montgomery, McCracken, Walker & Rhoads, LLP
                  123 South Broad Street
                  Philadelphia, Pennsylvania 19109
                  Attention: Baldo M. Carnecchia, Jr.
                  Facsimile: (215) 772-7620

                  If to OxyNet or NetMed, as follows:

                  NetMed
                  6189 Memorial Drive
                  Dublin, Ohio 43017
                  Attention: President
                  Fax: (614)793-9376

or to such changed address as shall have been designated by notice.


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         14. GENERAL PROVISIONS
             ------------------

             14.1 WAIVER OR MODIFICATION. The waiver, amendment or modification of this Agreement or any right or obligation hereunder shall not be effective unless agreed to by each of the parties in writing.

             14.2 FORCE MAJEURE. Neither party will be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortages of material or supplies or any other cause beyond the control of such party, provided that such party gives the other party written notice thereof promptly and, in any event, within thirty
(30) days of discovery thereof and uses good faith efforts to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure.

             14.3 GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to Pennsylvania conflicts of laws principles.

             14.4 SEVERABILITY. If any provisions of the Agreement or the application of any such provision shall be held to be contrary to law, the remaining provisions of this Agreement shall continue in full force and effect.

             14.5 ENTIRE AGREEMENT. The parties acknowledge that this Agreement (along with the Intellectual Property Development and Ownership Agreement) expresses their entire understanding and agreement with respect to Licensed Products or Licensed Methods sold or used after the Effective Date of this Agreement.

             14.6 ASSIGNMENT. Except for assignment to a successor in interest to substantially the entire business to which this Agreement relates, neither party shall assign this


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Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. The grant of a sublicense by Generon as hereinabove permitted shall not be deemed to be an assignment. Except as otherwise provided herein, this Agreement shall be binding on and inure to the benefit of each party and their respective heirs, personal representatives, executors, successors and assigns.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                  MG Generon, Inc.

                                  By.  /s/ Barry J. Smith
                                     -------------------------------------------
                                  Name: Barry J. Smith
                                  Title: VP and General Manager


                                  OxyNet, Inc.

                                  By.  /s/ David J. Richards
                                     -------------------------------------------
                                  Name: David J. Richards
                                  Title: President


                                  NetMed, Inc.

                                  By.  /s/ David J. Richards
                                     -------------------------------------------
                                  Name: David J. Richards
                                  Title: President

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